Exhibit 99.1

Staples, Inc. Announces Third Quarter Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--December 2, 2008--Staples, Inc. (Nasdaq: SPLS) announced today the results for its third quarter ended November 1, 2008. Total company sales increased 34 percent to $7.0 billion compared to the third quarter of 2007. Net income declined 43 percent year over year to $157 million, and earnings per share, on a diluted basis, decreased 42 percent to $0.22, from the $0.38 achieved in the third quarter of last year. Excluding the impact of Corporate Express, total company sales decreased three percent to $5.0 billion compared to the third quarter of 2007.

Excluding the pre-tax charge of $38 million related to the settlement of California wage and hour class action litigation realized during the third quarter of 2007, as well as the impact of previously announced special charges related to the acquisition of Corporate Express during the third quarter of 2008, adjusted earnings per share, on a diluted basis, were flat versus the third quarter of 2007 at $0.42.

As a result of the company’s decision to move toward one global Staples brand, the legacy brands associated with Staples European Catalog will be eliminated over time. During the third quarter of 2008, the company recorded a non-cash, pre-tax charge of $124 million, reflecting its plans to discontinue the use of trade names Staples obtained from the 2002 Guilbert acquisition.

The company also recorded a pre-tax integration and restructuring expense of $9 million related to Corporate Express during the third quarter of 2008.

Additionally, the company is developing tax planning strategies to optimize the benefits of the net operating losses of Corporate Express. As a result of the company’s evolving plans, Staples recorded a non-cash charge of $57 million, which resulted in a one-time increase to the company’s effective tax rate in the third quarter of 2008. The company anticipates finalizing its tax planning strategy to mitigate the financial impact of this charge in the next three to six months.

Including $1.1 billion of Corporate Express sales, North American Delivery grew sales 61 percent to $2.8 billion during the third quarter of 2008. Excluding the impact of Corporate Express, North American Delivery sales declined one percent to $1.7 billion during the third quarter, reflecting lower spend per existing customer, particularly in durable categories such as furniture and business machines, partially offset by strong customer acquisition and retention, as well as strength in ink and paper.

North American Retail sales decreased six percent in the third quarter of 2008 to $2.6 billion, and comparable store sales decreased eight percent versus the third quarter of 2007. This reflects declines in average order size and customer traffic, as well as weakness in computers and accessories, business machines, and furniture, partially offset by strength in technology services and ink.

Including $886 million of Corporate Express sales, International sales increased 127 percent to $1.6 billion during the third quarter of 2008. Excluding the impact of Corporate Express, International sales declined one percent in US dollars and were flat in local currency compared to the third quarter of 2007. Comparable store sales in Europe decreased six percent versus the same period in 2007, as a result of weakness in average order size and customer traffic.

“Staples’ formula of focusing on customers and investing in our business continues to pay off with market share gains in these challenging times,” said Ron Sargent, Staples’ chairman and chief executive officer. “We are pleased with our progress integrating Corporate Express, encouraged by our plans to drive store productivity in North American Retail, and enthusiastic about our top and bottom line opportunities in International.”

Highlights for the third quarter include:

Total Company

  Achieved third quarter sales of $7.0 billion, including $2.0 billion of sales from Corporate Express.
  Excluding the impact of pre-tax special items, and including the results of Corporate Express, operating income rate declined 151 basis points to 7.51 percent compared to the third quarter of 2007, primarily reflecting the inclusion of the lower margin Corporate Express business, somewhat offset by operating margin improvement in the pre-acquisition business.
  Generated year to date free cash flow of $921 million after $244 million in capital expenditures, compared to free cash flow of $526 million for the same period last year.
  Ended the quarter with approximately $1.6 billion in liquidity, including $888 million in cash and cash equivalents and $686 million of available lines of credit.

North American Delivery

  Achieved third quarter sales of $2.8 billion, including $1.1 billion of sales from Corporate Express.
  Reported a 201 basis point decline in operating income rate to 8.85 percent versus the same period in 2007, primarily reflecting the inclusion of the Corporate Express business, somewhat offset by gross margin improvement and cost controls in marketing and distribution expense in the pre-acquisition business.
  Made steady progress integrating Corporate Express, announcing new organizational structure and completing vendor pricing analysis during the third quarter.

North American Retail

  Achieved third quarter sales of $2.6 billion.
  Reported an 83 basis point decline in operating income rate to 10.29 percent versus the same period in 2007, primarily reflecting deleverage in rent and labor expense despite tight control of variable expenses and an increase in product margin rate.
  Opened 32 stores and closed two stores, ending the third quarter with 1,832 stores in North America.
  Reduced average inventory per store by 12 percent versus the same period in 2007.

International

  Achieved third quarter sales of $1.6 billion, including $886 million of Corporate Express sales.
  Reported a 21 basis point improvement in operating income rate to 3.55 percent versus the same period in 2007, primarily reflecting the inclusion of the Corporate Express business, as well as strong expense management in the pre-acquisition business.
  Began Corporate Express integration process, including new organizational structure, integration of back office and supply chain operations, initial vendor pricing negotiations, and rebranding plan.
  Opened two stores in Portugal and one store in the UK, and closed three stores in China, ending the third quarter with 334 stores in Europe and 28 stores in China.

Corporate Express Integration Outlook

As a result of the Corporate Express acquisition, the company anticipates total annual synergies to build, over a three-year period, to $300 million. In conjunction with the acquisition, the company expects to incur the following incremental expenses during Q4 2008 and FY 2009.

Approximate Dollar Amounts in Millions
	Q4 2008	FY 2009

Net Interest Expense	$60 - 70	$220 - 250
Amortization of Intangibles	30 - 35	110 - 120
Integration and Restructuring Expense	10 - 15	50 - 70
Total	$100 - 120	$380 - 440

Presentation of Non-GAAP Information

This press release presents certain results both with and without the results of Corporate Express. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures presented in this press release provide a more meaningful comparison of the company’s year-over-year performance. Management also uses these non-GAAP financial measures to evaluate the operating results of the company’s pre-acquisition business against prior year results and its operating plan.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products, including supplies, technology, furniture, and business services. With $27 billion in sales, Staples serves businesses of all sizes and consumers in 27 countries throughout North and South America, Europe, Asia and Australia. In July 2008, Staples acquired Corporate Express, one of the world’s leading suppliers of office products to businesses and institutions. Staples invented the office superstore concept in 1986 and is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under headings that include the words “Corporate Express Integration Outlook” or “Estimates” and other statements regarding our future business and financial performance. Some of the forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: economic conditions may cause a decline in business and consumer spending which could adversely affect our business and financial performance; our market is highly competitive and we may not continue to compete successfully; we may not be able to successfully integrate Corporate Express into our existing operations to realize anticipated benefits and our growth may strain our operations; we may be unable to continue to open new stores and enter new markets successfully; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; our effective tax rate may fluctuate; our information security may be compromised; various legal proceedings may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	November 1,	February 2,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$887,700	$1,245,448
Short-term investments	-	27,016
Receivables, net	2,096,663	822,254
Merchandise inventories, net	2,668,289	2,053,163
Deferred income tax asset	242,279	173,545
Prepaid expenses and other current assets	284,911	233,956
Total current assets	6,179,842	4,555,382

Property and equipment:
Land and buildings	1,028,726	859,751
Leasehold improvements	1,185,903	1,135,132
Equipment	1,932,415	1,819,381
Furniture and fixtures	917,514	871,361
Total property and equipment	5,064,558	4,685,625
Less accumulated depreciation and amortization	2,722,815	2,524,486
Net property and equipment	2,341,743	2,161,139

Lease acquisition costs, net of accumulated amortization	28,397	31,399
Intangible assets, net of accumulated amortization	766,145	231,310
Goodwill	3,724,004	1,764,928
Other assets	993,087	292,186
Total assets	$14,033,218	$9,036,344

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,497,903	$1,560,728
Accrued expenses and other current liabilities	1,229,646	1,025,364
Commercial paper	948,728	-
Debt maturing within one year	1,991,604	23,806
Total current liabilities	6,667,881	2,609,898

Long-term debt	1,149,645	342,169
Other long-term obligations	775,289	356,043
Minority interest	58,345	10,227

Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued 882,167,337 shares at November 1, 2008 and 867,366,103 shares at February 2, 2008	529	520
Additional paid-in capital	3,987,666	3,720,319
Cumulative foreign currency translation adjustments	(331,446)	476,399
Retained earnings	5,081,290	4,793,542
Less: Treasury stock at cost - 166,381,578 shares at November 1, 2008 and 162,728,588 shares at February 2, 2008	(3,355,981)	(3,272,773)
Total stockholders' equity	5,382,058	5,718,007
Total liabilities and stockholders' equity	$14,033,218	$9,036,344

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	November 1,	November 3,	November 1,	November 3,
	2008	2007	2008	2007

Sales	$6,950,933	$5,168,351	$16,910,207	$14,048,240
Cost of goods sold and occupancy costs	5,086,799	3,662,677	12,323,649	10,047,260
Gross profit	1,864,134	1,505,674	4,586,558	4,000,980

Operating and other expenses:
Selling, general and administrative	1,314,134	1,072,998	3,450,599	2,957,909
Integration and restructuring costs	132,282	-	132,445	-
Amortization of intangibles	28,011	4,371	46,426	11,681
Total operating expenses	1,474,427	1,077,369	3,629,470	2,969,590

Operating income	389,707	428,305	957,088	1,031,390

Other income (expense):
Interest income	5,366	8,715	23,148	34,895
Interest expense	(59,902)	(8,466)	(88,348)	(30,667)
Miscellaneous expense	(2,833)	15	(3,223)	(1,472)
Income before income taxes and minority interests	332,338	428,569	888,665	1,034,146
Income tax expense	171,644	154,285	363,588	372,293
Income before minority interests	160,694	274,284	525,077	661,853
Minority interests	3,991	(234)	5,859	(636)
Net income	$156,703	$274,518	$519,218	$662,489

Earnings Per Share:

Basic earnings per common share	$0.22	$0.39	$0.75	$0.94

Diluted earnings per common share	$0.22	$0.38	$0.73	$0.92

Dividends declared per common share	$-	$-	$0.33	$0.29

Weighted average shares outstanding:

Basic	701,161,150	702,258,662	696,811,222	707,301,022

Diluted	712,711,480	715,257,576	710,684,025	723,415,325

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	39 Weeks Ended
	November 1,	November 3,
	2008	2007
Operating Activities:
Net income	$519,218	$662,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	396,590	285,940
Amortization of deferred financing costs	8,982	-
Non-cash write-down of indefinite lived intangible assets	123,775	-
Stock-based compensation	134,196	133,196
Deferred tax expense	19,190	25,272
Excess tax benefits from stock-based compensation arrangements	(5,992)	(17,395)
Other	5,575	1,679
Changes in assets and liabilities:
Increase in receivables	(130,794)	(113,711)
Increase in merchandise inventories	(70,085)	(99,489)
Increase in prepaid expenses and other assets	(16,402)	(51,323)
Increase in accounts payable	30,711	114,724
Increase (decrease) in accrued expenses and other liabilities	115,711	(189,720)
Increase in other long-term obligations	34,431	90,161
Net cash provided by operating activities	1,165,106	841,823

Investing Activities:
Acquisition of property and equipment	(243,777)	(315,905)
Acquisition of businesses and investments in joint ventures, net of cash acquired	(4,381,811)	(178,295)
Proceeds from the sale of short-term investments	27,019	3,776,385
Purchase of short-term investments	(3)	(3,440,117)
Net cash used in investing activities	(4,598,572)	(157,932)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock purchase plans	129,769	125,703
Proceeds from issuance of commercial paper, net of repayments	948,728	-
Proceeds from borrowings	2,762,879	10,701
Payments on borrowings	(360,790)	(204,889)
Payment of deferred financing costs	(16,450)	-
Cash dividends paid	(231,465)	(207,552)
Excess tax benefits from stock-based compensation arrangements	5,992	17,395
Purchase of treasury stock, net	(83,208)	(578,159)
Net cash provided by (used in) financing activities	3,155,455	(836,801)

Effect of exchange rate changes on cash and cash equivalents	(79,737)	45,960

Net decrease in cash and cash equivalents	(357,748)	(106,950)
Cash and cash equivalents at beginning of period	1,245,448	1,017,671
Cash and cash equivalents at end of period	$887,700	$910,721

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended

	November 1,	November 3,	November 1,	November 3,
	2008	2007	2008	2007
Sales:
North American Retail	$2,599,204	$2,750,884	$7,095,568	$7,225,679
North American Delivery	2,783,195	1,727,141	6,469,487	4,896,999
International Operations	1,568,534	690,326	3,345,152	1,925,562
Total sales	$6,950,933	$5,168,351	$16,910,207	$14,048,240

Business Unit Income:
North American Retail	$267,558	$305,869	$546,342	$652,252
North American Delivery	246,206	187,450	583,023	507,380
International Operations	55,624	23,064	94,364	42,954
Total business unit income	569,388	516,383	1,223,729	1,202,586
Stock-based compensation	(47,399)	(50,078)	(134,196)	(133,196)
Integration and restructuring costs	(132,282)	-	(132,445)	-
Impact of wage and hour settlement	-	(38,000)	-	(38,000)
Total segment income	389,707	428,305	957,088	1,031,390
Interest and other income (expense), net	(57,369)	264	(68,423)	2,756
Income before income taxes and minority interest	$332,338	$428,569	$888,665	$1,034,146

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	November 1, 2008						November 3, 2007
	As reported	Non-Cash Write Down of Staples European Trade Names	Integration and Restructuring Expenses	Non-Cash Charge Related to Tax Planning Strategies	As Adjusted $	As Adjusted %	As reported	Wage and hour settlement	As Adjusted $	As Adjusted %

Sales	$6,950,933	$-	$-	$-	$6,950,933	100.00%	$5,168,351	$-	$5,168,351	100.00%
Cost of goods sold and occupancy costs	5,086,799	-	-	-	5,086,799	73.18%	3,662,677	-	3,662,677	70.87%
Gross profit	1,864,134	-	-	-	1,864,134	26.82%	1,505,674	-	1,505,674	29.13%

Operating and other expenses:
Selling, general and administrative	1,314,134	-	-	-	1,314,134	18.91%	1,072,998	(38,000)	1,034,998	20.03%
Integration and restructuring charges	132,282	(123,775)	(8,507)	-	-	0.00%	-	-	-	0.00%
Amortization of intangibles	28,011	-	-	-	28,011	0.40%	4,371	-	4,371	0.08%
Total operating expenses	1,474,427	(123,775)	(8,507)	-	1,342,145	19.31%	1,077,369	(38,000)	1,039,369	20.11%

Operating income	389,707	123,775	8,507	-	521,989	7.51%	428,305	38,000	466,305	9.02%

Interest and other income, net	57,369	-	-	-	57,369	0.83%	(264)	-	(264)	(0.01%)
Income before income taxes and minority interests	332,338	123,775	8,507	-	464,620	6.68%	428,569	38,000	466,569	9.03%
Income tax expense	171,644	42,702	2,935	(57,000)	160,281	2.31%	154,285	13,680	167,965	3.25%
Income before minority interests	160,694	81,073	5,572	57,000	304,339	4.38%	274,284	24,320	298,604	5.78%
Minority interests	3,991	-	-	-	3,991	0.06%	(234)	-	(234)	(0.00%)
Net income	$156,703	$81,073	$5,572	$57,000	$300,348	4.32%	$274,518	$24,320	$298,838	5.78%

Earnings Per Share:

Basic earnings per common share	$0.22	$0.12	$0.01	$0.08	$0.43		$0.39	$0.04	$0.43

Diluted earnings per common share	$0.22	$0.11	$0.01	$0.08	$0.42		$0.38	$0.04	$0.42

Weighted average shares outstanding:

Basic	701,161,150						702,258,662

Diluted	712,711,480						715,257,576

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	39 Weeks Ended
	November 1, 2008						November 3, 2007
	As reported	Non-Cash Write Down of Staples European Trade Names	Integration and Restructuring Expenses	Non-Cash Charge Related to Tax Planning Strategies	As Adjusted $	As Adjusted %	As reported	Wage and hour settlement	As Adjusted $	As Adjusted %

Sales	$16,910,207	$-	$-	$-	$16,910,207	100.00%	$14,048,240	$-	$14,048,240	100.00%
Cost of goods sold and occupancy costs	12,323,649	-	-	-	12,323,649	72.88%	10,047,260	-	10,047,260	71.52%
Gross profit	4,586,558	-	-	-	4,586,558	27.12%	4,000,980	-	4,000,980	28.48%

Operating and other expenses:
Selling, general and administrative	3,450,599	-	-	-	3,450,599	20.41%	2,957,909	(38,000)	2,919,909	20.78%
Integration and restructuring charges	132,445	(123,775)	(8,670)	-	-	0.00%	-	-	-	0.00%
Amortization of intangibles	46,426	-	-	-	46,426	0.27%	11,681	-	11,681	0.08%
Total operating expenses	3,629,470	(123,775)	(8,670)	-	3,497,025	20.68%	2,969,590	(38,000)	2,931,590	20.87%

Operating income	957,088	123,775	8,670	-	1,089,533	6.44%	1,031,390	38,000	1,069,390	7.61%

Interest and other income, net	68,423	-	-	-	68,423	0.40%	(2,756)	-	(2,756)	(0.02%)
Income before income taxes and minority interests	888,665	123,775	8,670	-	1,021,110	6.04%	1,034,146	38,000	1,072,146	7.63%
Income tax expense	363,588	42,702	2,991	(57,000)	352,281	2.08%	372,293	13,680	385,973	2.75%
Income before minority interests	525,077	81,073	5,679	57,000	668,829	3.96%	661,853	24,320	686,173	4.88%
Minority interests	5,859	-	-	-	5,859	0.03%	(636)	-	(636)	(0.00%)
Net income	$519,218	$81,073	$5,679	$57,000	$662,970	3.92%	$662,489	$24,320	$686,809	4.89%

Earnings Per Share:

Basic earnings per common share	$0.75	$0.12	$0.01	$0.08	$0.95		$0.94	$0.03	$0.97

Diluted earnings per common share	$0.73	$0.11	$0.01	$0.08	$0.93		$0.92	$0.03	$0.95

Weighted average shares outstanding:

Basic	696,811,222						707,301,022

Diluted	710,684,025						723,415,325

CONTACT:
Staples, Inc.
Media Contact:
Paul Capelli/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Laurel Lefebvre/Chris Powers, 508-253-4080/4632